                                                                   EXHIBIT 10.11


                          MANAGEMENT STOCK AGREEMENT

          THIS MANAGEMENT STOCK AGREEMENT is made as of September 29, 1997 by and between Hines Holdings, Inc., a Nevada corporation (the "Company"), and Stephen P. Thigpen (the "Manager").

          Manager is a management employee of Hines Horticulture, Inc., a direct subsidiary of the Company. The Company and Manager desire to enter into an agreement by which Manager will purchase, and the Company will sell, the number of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), set forth on Schedule A hereto. All of such shares of Common Stock and all shares of Common Stock hereafter acquired by Manager in respect of such shares are referred to herein as "Management Stock." Certain definitions are set forth in paragraph 7 of this Agreement.

          The parties hereto agree as follows:

          1.   Purchase and Sale of Management Stock.

          (a) Upon execution of this Agreement, Manager will purchase, and the Company will sell, the number of shares of Common Stock set forth on Schedule A hereto at a price equal to the consideration set forth on Schedule A. The Company will deliver to Manager copies of, and receipts for, the certificates representing such Common Stock, and Manager will deliver to the Company the consideration set forth on Schedule A in the manner set forth on Schedule A.

          (b) All certificates evidencing shares of Management Stock shall be held by the Company for the benefit of Manager and the other holder(s) of Management Stock until immediately prior to the Transfer (as defined in paragraph 4 below) of such Management Stock in accordance with the provisions of paragraph 4(a)(ii), 4(a)(v) or 4(a)(vi) below.

          (c) Within 30 days after Manager purchases any Management Stock from the Company, Manager shall make, if Manager is a citizen or resident of the United States, an effective election with the Internal Revenue Service under
Section 83(b) of the Internal Revenue Code and the regulations promulgated thereunder.

          (d) In connection with the purchase and sale of the Management Stock hereunder, Manager represents and warrants to the Company that:

          (i) The Management Stock to be acquired by Manager pursuant to this Agreement will be acquired for Manager's own account and not with a view to, or intention of, distribution thereof in violation of the 1933 Act, or any applicable state securities laws, and the Management Stock will not be disposed of in contravention of the 1933 Act or any applicable state securities laws;

          (ii) Manager, either individually or through Manager's purchaser representative, is sophisticated in financial matters and is able to evaluate the risks and benefits of the investment in the Management Stock;

           (iii) Manager is able to bear the economic risk of Manager's investment in the Management Stock for an indefinite period of time because the Management Stock has not been registered under the 1933 Act and, therefore, cannot be sold unless subsequently registered under the 1933 Act or an exemption from such registration is available;

          (iv) Manager has received and has read a copy of the Company's filings with the SEC pursuant to the 1934 Act;

           (v) Manager has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Management Stock; and

          (vi) This Agreement constitutes the legal, valid and binding obligation of Manager, enforceable in accordance with its terms, and the execution, delivery and performance of this Agreement by Manager does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Manager is a party or any judgment, order or decree to which Manager is subject.

          (e) As an inducement to the Company to issue the Management Stock to Manager, as a condition thereto, Manager acknowledges and agrees that:

          (i) neither the issuance of the Management Stock to Manager nor any provision contained herein shall entitle Manager to remain in the employment of the Company and its Subsidiaries or affect the right of the Company to terminate Manager's employment at any time for any reason; and

          (ii) the Company shall have no duty or obligation to disclose to Manager, and Manager shall have no right to be advised of, any material information regarding the Company and its Subsidiaries at any time prior to, upon or in connection with the repurchase of Management Stock upon the termination of Manager's employment with the Company and its Subsidiaries or as otherwise provided hereunder; provided that so long as the Company is filing reports under Section 13(a) of the 1934 Act, the Company shall make available to Manager a copy of its year end audited financial statements promptly after they are filed with the SEC.

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          2.   Vesting of Management Stock.

          (a) Except as otherwise provided in paragraph 2(b) below, the Management Stock shall become vested in accordance with the following schedule if, as of each such date, Manager is employed by the Company or any of its
Subsidiaries:

                                                        Cumulative
                                                  Percentage of Management
Date                                                    Stock Vested
----                                              ------------------------
     Upon payment of the first installment of
     principal and interest on the Promissory
     Note due on April 30, 1998                            33 1/3%

     Upon payment of the second installment of
     principal and interest on the Promissory
     Note due on April 30, 1999                            66 2/3%

     Upon payment of the third installment of
     principal and interest on the Promissory
     Note due on April 30, 2000                           100%

          (b) In the event of the death or permanent disability of Manager, all shares of Management Stock which have not yet become vested shall become vested at the time of such event. For purposes of this paragraph 2(b), the determination of permanent disability shall be made in good faith by the Company's board of directors (the "Board"). In the event of an Approved Sale, all shares transferred pursuant to the provisions of paragraph 6 below which have not yet become vested shall become vested at the time of such transfer. Shares of Management Stock which have become vested are referred to herein as "Vested Shares," and all other shares of Management Stock are referred to herein as "Unvested Shares."

          (c) In the event of any "Transfer" of Management Stock to "Permitted Transferees" pursuant to paragraph 4(b) below (as such terms are defined in such paragraph), the following allocation rules shall apply: (1) to the extent Manager at the time of such Transfer holds any Vested Shares of the Management Stock to be transferred to any Permitted Transferee, such Vested Shares shall first be allocated to such Permitted Transferee, with the balance of such Transfer, to the extent necessary, being composed of Unvested Shares, and (2) if additional Management Stock becomes vested after the time of Transfer to any Permitted Transferee and such Permitted Transferee then holds Unvested Shares, such newly-vested Management Stock shall first be allocated to such Permitted Transferee (or if there is more than one Permitted Transferee then holding Unvested Shares, such allocation shall be made among them on a pro rata basis).

                                     - 3 -
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          3.   Repurchase Option.

          (a) In the event Manager ceases to be employed by the Company and its Subsidiaries for any reason (the "Termination"), the Management Stock (whether held by Manager or one or more of Manager's Permitted Transferees (as hereinafter defined)) will be subject to repurchase by the Company, at the Company's option, pursuant to the terms and conditions set forth in this paragraph 3 (the "Repurchase Option").

          (b) The purchase price for each Unvested Share shall be Manager's Original Cost Plus Interest Less Dividends on the date of the closing of the repurchase, and the purchase price for each Vested Share shall be the Fair Market Value for such share on the date of the closing of the repurchase; provided, however, that if the Termination is for Cause, the purchase price for each share of Management Stock (regardless of whether such share is a Vested Share or an Unvested Share) shall be the lower of (i) Manager's Original Cost Plus Interest Less Dividends or (ii) the Fair Market Value for each such share on the date of repurchase.

          (c) The Board may elect to purchase all or any portion of the Unvested Shares and the Vested Shares by delivering written notice (the "Repurchase Notice") to the holder or holders of the Management Stock within 60 days after the Termination. The Repurchase Notice shall set forth the number of shares of Management Stock to be acquired from each holder (specifying whether Vested Shares or Unvested Shares), the aggregate consideration to be paid for such shares (by category) and the time and place for the closing of the transaction. The number of shares in any category (i.e., Vested Shares or Unvested Shares) to be repurchased by the Company shall first be satisfied to the extent possible from shares of Management Stock in that category held by Manager at the time of delivery of the Repurchase Notice. If Manager has transferred shares of Management Stock pursuant to this Agreement as a result of which the number of shares of Management Stock in any category then held by Manager is less than the total number of shares of Management Stock in that category that the Company has elected to purchase, the Company shall purchase the remaining shares elected to be purchased in that category from the other holder(s) of Management Stock under this Agreement, pro rata according to the number of shares of Management Stock in that category held by such other holder(s) at the time of delivery of such Repurchase Notice (determined as nearly as practicable to the nearest share).

          (d) The closing of the purchase of the Management Stock pursuant to the Repurchase Option shall take place on the date designated by the Company in the Repurchase Notice, which date shall not be more than 60 days nor less than five days after the delivery of the such notice; provided, however, that in no event shall such date be more than 90 days after the date of Termination. The Company shall pay for the Management Stock to be purchased hereunder as follows:

          (i) first, by cancellation of any outstanding indebtedness owed by Manager to the Company pursuant to the Promissory Note, for an amount equal to the outstanding principal thereof plus accrued but unpaid interest thereon; and

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          (ii) second, by delivery of a check or wire transfer of funds, at the
     Company's option.

          (e) Notwithstanding anything to the contrary contained in this Agreement, all repurchases of Management Stock by the Company shall be subject to applicable restrictions contained in any general corporation law to which the Company (or its successor) is subject and in the Company's and its Subsidiaries' debt and equity financing agreements. If any such restrictions prohibit the repurchase of Management Stock hereunder which the Company would otherwise be entitled to make, the Company may (i) notwithstanding the limitations set forth in paragraph 3(d), make such repurchases as soon as it is permitted to do so under such restrictions or (ii) assign its repurchase right to MDCP, provided, however, that the Company may only assign its repurchase right to MDCP if MDCP shall agree to pay the Company upon such assignment cash equal to the difference between the Original Cost of such shares and their then Fair Market Value if the Original Cost is less than such Fair Market Value.

          4.   Restrictions on Transfer.

          (a) Retention of Management Stock. Manager shall not sell, transfer, assign, pledge or otherwise dispose of ("Transfer") any interest in any shares of Management Stock, except for the following Transfers:

          (i) Transfers pursuant to the Repurchase Option provided in paragraph 3;

          (ii)  Transfers in an Approved Sale pursuant to paragraph 6 below;

          (iii) Transfers to Permitted Transferees pursuant to paragraph 4(b) below;
          (iv) Transfers pursuant to the right of first refusal provided in paragraph 4(c) below;

          (v)   Transfers of Vested Shares in a Qualified Public Offering; and

          (vi) After the occurrence of a Qualified Public Offering, Transfers of Vested Shares pursuant to Rule 144 under the 1933 Act ("Rule 144");

provided, however, that except in the case of Transfers pursuant to clauses (i) and (iii) above, Manager may not Transfer any Management Stock which continues to be subject to the Management Stock Pledge Agreement. Transfers described in clauses (i), (ii), (iii), (v) and (vi) are referred to as "Exempt Transfers" and all other Transfers are referred to as "Non-Exempt Transfers."

          (b) Certain Permitted Transfers. The restrictions contained in this paragraph 4 will not apply with respect to Transfers of shares of Management Stock (i) pursuant to applicable laws of descent and distribution or (ii) among Manager's family group (transferees pursuant to clauses (i) and (ii) are herein collectively "Permitted Transferees"); provided that such restrictions

                                     - 5 -
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will continue to be applicable to the Management Stock after any such Transfer and the Permitted Transferees of such Management Stock shall have agreed in writing to be bound by the provisions of this Agreement. Manager's "family group" means Manager's spouse and descendants (whether natural or adopted) and any trust solely for the benefit of Manager and/or Manager's spouse and/or descendants.

          (c) Right of First Refusal. At least 30 days prior to making any Non-Exempt Transfer of any shares of Management Stock (the "Election Period"), the holder of such Management Stock shall deliver a written notice to the Company (the "Offer Notice"). The Offer Notice shall specify the proposed number and character of the shares of Management Stock to be Transferred (the "Offered Shares") and disclose in reasonable detail the proposed terms and conditions of such Transfer. Unless otherwise agreed by the Company, the purchase price for any such Transfer must be payable solely in cash at the closing of the transaction. The Company may purchase all (but not, without the consent of the holder, less than all) of the Offered Shares at the price and on the same terms specified in the Offer Notice at the price and on the terms specified therein by delivering written notice of such election (the "Election Notice") to the holder within 30 days after delivery of the Offer Notice. If the Company elects to purchase the Offered Shares, the Transfer of such shares will be consummated as soon as practical, and, in any event, prior to the later of (i) 30 days after the delivery of the Election Notice and (ii) the date on which the bona fide third party offeror desires to consummate the Transfer specified in the Offer Notice. If the Company has not elected to purchase all of the Offered Shares, the holder may, within 90 days after the expiration of the Election Period, Transfer all (but not less than all) of the Offered Shares not purchased by the Company to one or more third parties at a price and on terms no more favorable to the transferee(s) than offered to the Company in the Offer Notice; provided that prior to such Transfer, such transferee(s) shall have agreed in writing to be bound by the provisions of this Agreement. Any Offered Shares not Transferred within such 90-day period will be subject to the provisions of this paragraph 4(c) upon subsequent Transfer.

          (d) Termination of Restrictions. The restrictions on the Transfer of shares of Management Stock set forth in this paragraph 4 will terminate upon the Transfer of such shares pursuant to the Repurchase Option, pursuant to a Qualified Public Offering or pursuant to Rule 144.

          5.   Additional Restrictions on Transfer.

          (a) The certificates representing the Management Stock will bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ORIGINALLY ISSUED AS OF SEPTEMBER 29, 1997, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR AN EXEMPTION FROM REGISTRATION THEREUNDER.

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          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO
          ADDITIONAL RESTRICTIONS ON TRANSFER, CERTAIN REPURCHASE OPTIONS AND CERTAIN OTHER AGREEMENTS SET FORTH IN AN MANAGEMENT STOCK AGREEMENT BETWEEN THE COMPANY AND INITIAL HOLDER HEREOF DATED AS OF SEPTEMBER 29, 1997 AND A MANAGEMENT STOCK PLEDGE AGREEMENT DATED AS OF SUCH DATE. A COPY OF SUCH AGREEMENTS MAY BE OBTAINED BY THE HOLDER HEREOF AT THE COMPANY'S PRINCIPAL PLACE OF BUSINESS WITHOUT CHARGE."

          (b) No holder of Management Stock may sell, transfer or dispose of any Management Stock (except pursuant to an effective registration statement under the 1933 Act) without first delivering to the Company an opinion of counsel (reasonably acceptable in form and substance to the Company) that neither registration nor qualification under the 1933 Act and applicable state securities laws is required in connection with such transfer.

          (c) Each holder of Management Stock agrees not to effect any public sale or distribution of any Management Stock or other equity securities of the Company, or any securities convertible into or exchangeable or exercisable for any of the Company's equity securities, during the seven days prior to and the 180 days after the effectiveness of any underwritten public offering, except as part of such underwritten public offering or if otherwise permitted by the Company.

          6.   Drag-Along Rights.

          (a) In the event of an Approved Sale, each holder of Management Stock will consent to and raise no objections against the Approved Sale of the Company or the process pursuant to which the Approved Sale was arranged and waive any dissenter's rights and other similar rights. Such holder will take all necessary and desirable actions as directed by the Board and Madison Dearborn Capital Partners, L.P. ("MDCP") in connection with the consummation of any Approved Sale of the Company, including the execution and delivery of all documents and instruments by such holder as the Company may reasonably request to effect the Approved Sale, including, without limitation, representations, warranties and indemnities; provided, however, that no holder shall be required to incur indemnification obligations in excess of the net proceeds received by such holder.

          (b) In connection with an Approved Sale, MDCP may require each holder of Management Stock to sell, or cause to be sold, the same proportionate number of Management Stock owned by each such holder as are proposed to be sold or transferred by MDCP for the same consideration per share and otherwise on the same terms and conditions obtained by MDCP in the Approved Sale. On the closing date of the sale of such Management Stock under this paragraph 6, the consideration then due such holder of Management Stock shall be paid in full to such holder against delivery of a certificate or certificates, as the case may be, representing the Management Stock sold by such holder duly endorsed for transfer.

          (c) Each holder of Management Stock will bear such holder's pro rata share (based upon the number of shares sold) of the reasonable costs of any sale of Management Stock pursuant to an Approved Sale to the extent such costs are incurred for the benefit of all selling stockholders of the Company and are not otherwise paid by the Company or the acquiring party. Costs incurred by any holder of Management Stock on such holder's own behalf will not be considered costs of the transaction hereunder.

          (d) The provisions of this paragraph 6 shall terminate immediately prior to the closing of any Qualified Public Offering.

          7.   Definitions.

          "Approved Sale" means the sale of the Company, in a single transaction or a series of related transactions, to a third party that is not an affiliate of MDCP (or any of its general partners), Madison Dearborn Partners, L.P. (or any of its general partners), Madison Dearborn Partners, Inc. or the Company (a) pursuant to which such third party proposes to acquire a majority of the outstanding voting securities of the Company (whether by merger, consolidation, recapitalization, reorganization, purchase of the outstanding voting securities of the Company or otherwise) or all or substantially all of the consolidated assets of the Company, (b) which has been approved by holders of at least a majority of the outstanding shares of the Company's voting securities and (c) pursuant to which all holders of the Company's voting securities receive (whether in such transaction or, with respect to an asset sale, upon a subsequent liquidation) the same form and amount of consideration per share or, if any holders are given an option as to the form and amount of consideration to be received, all holders are given the same option.

          "Cause" shall mean (i) the commission of a felony or a crime involving moral turpitude or the commission of any other act or omission involving dishonesty, disloyalty or fraud with respect to the Company or any of its Subsidiaries or any of their customers or suppliers, (ii) conduct tending to bring the Company or any of its Subsidiaries into substantial public disgrace or disrepute, (iii) substantial and repeated failure to perform duties as reasonably directed by the Company's executive officers or (iv) gross negligence or willful misconduct with respect to the Company or any of its Subsidiaries.

          "Fair Market Value" of each share of Common Stock included in the Management Stock means the average of the closing prices of the sales of the Company's Common Stock on all securities exchanges on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day the Common Stock is not so listed, the average of the representative bid and asked prices quoted on the Nasdaq Stock Market as of 4:00 P.M., New York time, or, if on any day the Common Stock is not quoted on the Nasdaq Stock Market, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which the Fair Market Value is being determined and the 20 consecutive business days prior to

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such day. If at any time the Common Stock is not listed on any securities exchange or quoted on the Nasdaq Stock Market or in the over-the-counter market, the Fair Market Value shall be the fair value of the Common Stock determined in good faith by the Board (taking into account any discount which may be appropriate to reflect the non-public, restricted nature and minority status of any Vested Shares, but without taking into account the effect of any contemporaneous repurchase of Unvested Shares under paragraph 3 hereof).

          "Management Stock" will continue to be Management Stock in the hands of any holder other than Manager (except for the Company and except for transferees in a registered public offering under the 1933 Act or in a transfer pursuant to Rule 144), and except as otherwise provided herein, each such other holder of Management Stock will succeed to all rights and obligations attributable to Manager as a holder of Management Stock hereunder. Management Stock will also include shares of the Company's capital stock issued with respect to Management Stock by way of a stock split, stock dividend or other recapitalization.

          "Management Stock Pledge Agreement" means the Management Stock Pledge Agreement dated as of the date hereof by and between Manager and the Company with respect to the Management Stock purchased hereunder.

          "1933 Act" means the Securities Act of 1933, as amended from time to time.

          "1934 Act" means the Securities Exchange Act of 1934, as amended from time to time.

          "Original Cost" of each share of Common Stock purchased hereunder shall be equal to $1.00 (as proportionately adjusted, in each case, for all subsequent stock splits, stock dividends and other recapitalizations).

          "Original Cost Plus Interest Less Dividends" with respect to any share of Common Stock to be repurchased pursuant to paragraph 3 shall mean such share's Original Cost plus the interest, if any, which shall have accrued and remains unpaid with respect to such share under the Promissory Note, less the value of any dividends or distributions declared or paid with respect to such share.

          "Promissory Note" means the Promissory Note made by Manager in favor of the Company dated as of the date hereof, issued for the purpose of acquiring all or a portion of the Management Stock purchased hereunder.

          "Qualified Public Offering" means the sale, in an underwritten public offering registered under the 1933 Act of shares of the Company's Common Stock having an aggregate offering value of at least $30 million and a per share price of at least three times the Original Cost of the Common Stock sold to Manager on the date hereof.

          "SEC" means the U.S. Securities and Exchange Commission or any successor entity.

          "Subsidiary" means any corporation of which the Company owns securities having a majority of the ordinary voting power in electing the board of directors directly or through one or more subsidiaries.

          8. Confidentiality. Manager acknowledges that the information, observations and data obtained by Manager while employed by the Company and its Subsidiaries concerning the business or affairs of the Company or any Subsidiary (the "Confidential Information") are the property of the Company or such Subsidiary. Therefore, Manager agrees that Manager shall not disclose to any unauthorized person or use for Manager's own purposes any Confidential Information without the prior written consent of the Board or any executive officer of the Company or any Subsidiary, unless and to the extent that the aforementioned matters become generally known to and available for use by the public other than as a result of Manager's acts or omissions. Manager shall deliver to the Company at the termination of Manager's employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes, printouts and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product (as defined below) or the business of the Company or any Subsidiary which he may then possess or have under his control.

          9. Inventions and Patents. Manager acknowledges that all inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable) which relate to the Company's or any of its Subsidiaries' actual or anticipated business, research and development or existing or future products or services and which are conceived, developed or made by Manager while employed by the Company and its Subsidiaries ("Work Product") belong to the Company or such Subsidiary. Manager shall promptly disclose such Work Product to the Board or the appropriate executive officer of the Company or any such Subsidiary and perform all actions reasonably requested by the Board or such person(s) (whether during or after Manager's period of employment) to establish and confirm such ownership (including, without limitation, assignments, consents, powers of attorney and other instruments).

          10. Notices. Any notice provided for in this Agreement must be in writing and must be either personally delivered, mailed by first class mail (postage prepaid and return receipt requested), sent by reputable overnight courier service (charges prepaid) or telecopied (with a confirmatory copy sent by reputable overnight courier services) to the recipient at the address below indicated:

          To the Company:

                    Hines Holdings, Inc.
                    c/o Hines Horticulture, Inc.
                    12621 Jeffery Road
                    Irvine, California  92720-2199
                    Attention:  Chief Financial Officer
                         Facsimile:  (714) 786-0968

          With a copy to:

                    Michael H. Kerr, P.C.
                    Kirkland & Ellis
                    200 East Randolph Drive
                    Chicago, Illinois  60601
                         Facsimile:  (312) 861-2200

and to Manager at the address set forth on the signature page hereto or, in the case of any recipient, to such other address or to the attention of such other person as the recipient party shall have specified by prior written notice to the sending party. Any notice under this Agreement will be deemed to have been given when so delivered or sent or, if mailed, five days after deposit in the U.S. mail.

          11.  General Provisions.

          (a) Transfers in Violation of Agreement. Any Transfer or attempted Transfer of any Management Stock in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported transferee of such Management Stock as the owner of such stock for any purpose.

          (b) Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

          (c) Complete Agreement. This Agreement, those documents expressly referred to herein and other documents of even date herewith embody the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

          (d) Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

          (e) Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by Manager and the Company and their respective successors and assigns; provided that the rights and obligations of Manager under this Agreement shall not be assignable except in connection with a permitted transfer of Management Stock hereunder.

          (f) Choice of Law. The corporate law of the state of incorporation of the Company will govern all questions concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by the internal law, and not the law of conflicts, of the State of Illinois.

          (g) Choice of Forum. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than a court of competent jurisdiction in the states of California or Illinois, and Manager hereby submits to the non-exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Manager hereby irrevocably waives any right to bring such an action in any other court, domestic or foreign, or before any similar domestic or foreign authority.

          (h) Remedies. Each of the parties to this Agreement will be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney's fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

          (i) Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and Manager.

                           *     *     *     *     *

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                  HINES HOLDINGS, INC.

                                  By: /s/ Claudia Pieropan
                                      ------------------------------------------

                                  Its:   Chief Financial Officer
                                         ---------------------------------------


                                  MANAGER:

                                  /s/ Stephen P. Thigpen
                                  ----------------------------------------------
                                  Stephen P. Thigpen


                                  Address: 544 Emerald Bay,
                                           Laguna Beach, CA 92651

                                    CONSENT
                                    -------

          The undersigned spouse of Manager hereby acknowledges that I have read the foregoing Management Stock Agreement and that I understand its contents. I am aware that the Agreement provides for the repurchase of my spouse's shares of Common Stock under certain circumstances and imposes other restrictions on the transfer of such Common Stock. I agree that my spouse's interest in the Common Stock is subject to this Agreement and any interest I may have in such Common Stock shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

          I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.


                                    /s/ Melinda A. Thigpen
                                    --------------------------------------------
                                    Spouse

                                    /s/ Linda Walter
                                    --------------------------------------------
                                    Witness

                                   SCHEDULE A


 Number of
 Shares of                      Total                        Method of
Common Stock                Consideration                     Payment
------------                -------------                    ---------
  100,000                    $100,000.00                  Promissory Note